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                                                                     EXHIBIT 4.1


            SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      THIS SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT ("Agreement") is entered into as of February 27, 1998, by and among 2Way Media, Inc., a Delaware corporation (the "Company"), the holders of Series A, Series B and Series C Stock of the Company (the "Prior Investors"), the undersigned purchasers of Series D Stock and additional signatories to this Agreement, if any, who purchase Series D Stock pursuant to the Series D Securities Purchase Agreement subsequent to the date hereof (the "New Investors," or, collectively with the "Prior Purchasers, the "Investors").

                                    RECITALS

      A. Concurrently herewith, the New Investors and the Company are entering into a Series D Securities Purchase Agreement (the "Series D Agreement") pursuant to which the New Investors are purchasing from the Company up to 17,614,379 shares of Series D Stock of the Company and warrants to purchase up to 2,242,187 shares of Series D Stock of the Company (to be adjusted for any additional closing).

      B. The Company and the Prior Investors have entered into that certain Investors Rights Agreement dated August 29, 1995, as amended on July 12, 1996 and September 30, 1997 (collectively the "Prior Agreement"), granting certain registration and other rights to the New Investors.

      C. To permit the Company to grant the New Investors the same rights as have been granted to the Prior Investors under the Prior Agreement, the parties hereto desire to amend and restate the Prior Agreement as set forth herein.

      D. The Board of Directors of the Company has determined that it is in the best interests of the Company to amend and restate the Prior Agreement to make the New Investors parties thereto in accordance herewith.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree that, effective as of the Closing (as defined in the Series D Agreement), the Prior Agreement is hereby amended and restated to read in its entirety as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Common Stock" shall mean common stock, $0.001 par value per share, of the Company.


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      "Conversion Stock" shall mean the shares of Common Stock issued or issuable upon conversion of the Series A Stock issued pursuant to the Series A Agreement, upon conversion of the Series B Stock issued pursuant to the Series B Agreement, upon conversion of the Series C stock issued pursuant to the Series C Agreement, upon conversion of the Series D Stock issued pursuant to the Series D Agreement, the shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock issued to Allen & Company Incorporated pursuant to a Warrant Agreement by and between the Company and Allen & Company Incorporated dated September 8, 1997, the shares of Common Stock issuable upon exercise of such Series D stock as issuable upon exercise of any NBC Warrant and the shares of Common Stock issuable upon exercise of such Series D Stock as issuable upon exercise of the GE Capital Warrant.

      "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

      "GE Capital Warrant" shall mean the warrant to purchase 300,000 shares of Series D Stock (as adjusted pursuant to the terms of such warrant) issued to GE Capital, pursuant to the Series D Agreement.

      "Holder" shall mean the holders of Registrable Securities, securities convertible into Registrable Securities or warrants to acquire Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with this Agreement.

      "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold or have the power to acquire (through conversion or exercise of other securities) at least 30% of the Registrable Securities.

      "NBC" shall mean NBC Multimedia, Inc., a Delaware corporation.

      "NBC Warrant" shall mean the warrant to purchase 1,942,187 shares of Series D Stock (as adjusted pursuant to the terms of such warrant) issued to NBC, pursuant to the Series D Agreement or any other warrants issued to NBC pursuant to Section 2.1 of the Series D Agreement (collectively the "NBC Warrants").

      "Registrable Securities" means (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the securities referred to in clause (i) above or other securities convertible into or exercisable for such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock or other securities convertible into or exercisable for such securities shall only be treated as Registrable Securities for the purposes of Sections 2.5, 2.6 or 2.7 hereof if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

      The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


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      "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and
2.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and special counsel to the Selling Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by or for the accounts of the Holders.

      "Selling Holders" shall mean all Holders seeking to sell or selling Shares pursuant to this Agreement.

      "Series A Agreement" shall mean that certain Securities Purchase Agreement dated October ___, 1994, pursuant to which the Company issued the Series A Stock.

      "Series B Agreement" shall mean that certain Securities Purchase Agreement dated August 29, 1995, pursuant to which the Company issued the Series B Stock.

      "Series B, Series C and Series D Investor" shall mean a purchaser of Series B, Series C, or Series D Stock or an NBC Warrant or the GE Capital Warrant pursuant to the Series B, Series C or Series D Agreement.

      "Series C Agreement" shall mean that certain Securities Purchase Agreement dated March 29, 1996, pursuant to which the Company issued the Series C Stock.

      "Series A Stock" shall mean Preferred Stock, $0.001 par value per share, of the Company and designated as Series A Stock.

      "Series B Stock" shall mean Preferred Stock, $0.001 par value per share, of the Company and designated as Series B Stock.

      "Series C Stock" shall mean Preferred Stock, $0.001 par value per share, of the Company and designated as Series C Stock.

      "Series D Stock" shall mean Preferred Stock, $0.001 par value per share, of the Company and designated as Series D Stock.


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      "Shares" shall mean the shares of the Company's (i) Series A Stock currently outstanding, (ii) Series B Stock currently outstanding, (iii) Series C Stock issued pursuant to the Series C Agreement, (iv) Series D Stock, (v) the Series D Stock issuable upon exercise of the NBC Warrant and (vi) the Series D Stock issuable upon exercise of the GE Capital Warrant.

      2. Transfer Restrictions and Registration Rights.

            2.1 Restrictions on Transferability. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Conversion Stock held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

            2.2 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 or 2.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state corporate or securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AMONG THE CORPORATION, THE HOLDER OF RECORD OF THE SHARES EVIDENCED HEREBY AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION AND A CERTAIN SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT DATED AS OF FEBRUARY 27, 1998 BY AND AMONG THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION. COPIES OF THESE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.


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      The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.

            2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) a transfer of Restricted Securities by any Holder to any of its partners, or retired partners, limited liability company members, affiliates or to the estate of any of its partners or retired partners, or (iii) transfers in compliance with Rule 144, so long as the Company is furnished with reasonably satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either
(i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. In addition, prior to any sale, assignment, transfer or pledge of the Company's Restricted Securities, any buyer, assignee, transferee or pledgee of the Company's Restricted Securities shall agree in writing to be bound by the restrictions set forth in this Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

            2.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel reasonably satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144


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under the Securities Act. The Company will cause legend removal to be authorized or provide a written response as to why legends may not be removed within 10 days of receipt of any such request.

            2.5 Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to (i) shares representing 30% or more of the Registrable Securities or (ii) shares of Registrable Securities with an expected aggregate offering price to the public of at least $5,000,000, the Company will:

                        (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice is given by the Company;

      Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                              (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                              (B) Prior to the earlier of (i) August 31,
1999 or (ii) the expiration of four months following completion of the Company's first registered public offering of its stock;

                              (C) During the period starting with the date
ninety (90) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;


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                              (D) After the Company has effected three such
registrations pursuant to this Section 2.5(a) covering all shares requested to be registered by the Holders initiating or joining such request, and such registrations have been declared or ordered effective, and, if the method of disposition specified by such initiating or requesting Holders shall have been a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto;

                              (E) If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.5 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

      Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                  (b) Underwriting. In the event that a registration requested pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.5, if the managing underwriter in its good faith judgment advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.


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      If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

            2.6   Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration pursuant to Section 2.5 hereof, the Company will:

                        (i) promptly give to each Holder written notice thereof; and

                        (ii) subject to Section 2.6(b), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after such written notice is given by the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter in its good faith judgment may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public


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distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.8 hereof.

            2.7 Registration on Form S-3.

                  (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2.7 in any twelve (12) month period. After the Company's first public offering of its securities, the Company will use its best efforts to make all filings necessary to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 2.6(b) shall be applicable to each registration initiated under this Section 2.7.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to


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file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

            2.8 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.5, 2.6 and 2.7 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

            2.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until such earlier date as the distribution described in the Registration Statement has been completed;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (d) Furnish, at the request of any Holder requesting registration of Registrable Securities, at the time such securities are delivered to the underwriters (if any) for sale in connection with a registration pursuant to this Section 2.9, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated the date of commencement of the offering and a "bring-down" letter dated as of the closing date of such offering, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in such states or jurisdictions.


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                  (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            2.10 Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors, partners, shareholders and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, shareholders and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company and signed by such Holder, controlling person or underwriter and intended to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company and signed by such Holder and intended to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim. damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement after deducting all underwriting discounts, selling commissions and stock transfer taxes paid for incurred in connection with the issuance and sale of such Registrable Securities. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2.10(b).

                  (c) Each party entitled to indemnification under this Section
2.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for paragraphs (a) through
(c) of this Section 2.10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such

Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement after deducting all underwriting discounts, selling commissions and stock transfer taxes paid or incurred in connection with the issuance and sale of such Registrable Securities or (ii) the amount of any damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            2.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as shall be requested by the Company and which is necessary for legal compliance purposes in connection with any registration, qualification or compliance referred to in this Section 2.

            2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements).

                  (c) So long as an Investor owns any Restricted Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

            2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 50,000 shares of Registrable Securities, or to any transferee or assignee who is a general or limited partner or affiliate of such Holder or a limited partnership, limited liability company member or investment fund under common management and control with such Holder, is a constituent partner of a Holder or the estate of such constituent partner, provided that such transfer may otherwise be effected in accordance with applicable securities laws and that any such transferee agrees to execute and deliver to the Company an undertaking to be bound by the provisions of this Agreement.

            2.14 Rule 144A Information. Whenever the Company receives a request for the following information from Initiating Holders, then the Company shall within 60 days after the date of such request provide the information required in Rule 144A(d)(4) under the Securities Act to such Initiating Holders and any person or persons designated by the Initiating Holders as a prospective buyer in a transaction pursuant to Rule 144A. The Company's obligations pursuant to this
Section 2.14 shall extend to any person who acquires shares of the Company's Series A, Series B, Series C, Series D Stock, any NBC Warrant, the GE Capital Warrant and/or Conversion Stock as a result of a transaction pursuant to Rule 144A.

            2.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company will not grant additional registration rights except pursuant to an amendment to this Agreement signed by the Company and the holders of two thirds (2/3) of the Registrable Securities.

            2.16 Termination of Registration Rights. The rights granted under this Section 2 shall terminate as to any Holder upon the later of (i) the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act (the "IPO Closing Date") or (ii) at such time as such Holder is able to sell publicly without registration all Registrable Securities then held by such Holder, if any, within a ninety day period pursuant to Rule 144 of the Securities Act.

            2.17 Termination of Restrictions on Registrable Securities. All restrictions on Shares, Registrable Securities and Conversion Stock shall, to the fullest extent possible in compliance with applicable federal securities laws, terminate on the IPO Closing Date.

      3. Series B, Series C and Series D Investors' Right of First Refusal.

            3.1 Right of First Refusal Upon Issuances of Securities by the Company.

                  (a) Subject to the preferential rights provided to NBC Multimedia, Inc. pursuant to Section 5 hereof, the Company hereby grants, on the terms set forth in this Section 3.1, to each Series B, Series C and Series D Investor the right of first refusal to purchase all or any part of such Series B, Series C and Series D Investor's pro rata share, respectively, of the New Securities (as defined in Section 3.1(b)) which the Company may, from time to time, propose to sell and issue. The Series B, Series C and Series D Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Series B, Series C or Series D Investor, respectively, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Series B, Series C or Series D Investor, respectively, including any shares of Common Stock into which shares of Series B, Series C or Series D Stock held by such Series B, Series C or Series D Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Series B, Series C or Series D Stock are convertible); provided, however, in the event the Company proposes to enter into any transaction for the sale of New Securities that would result in a change of control in 50% or more of the voting securities of the Company, the pro rata share of each Series B, Series C or Series D Investor shall be the ratio of the total number of shares of Series B, Series C or Series D Stock held by such Series B, Series C or Series D Investor, respectively, including any shares of Common Stock into which shares of Series B, Series C or Series D Stock held by such Series B, Series C or Series D Investor have been converted, to the total number of shares of Series B, Series C and Series D Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common stock into which outstanding shares of Series B, Series C or Series D Stock have been converted.)

                  (b) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Series D Stock issued pursuant to the Series D Agreement, (ii) any NBC Warrant, (iii) the GE Capital Warrant, (iv) the Series D Stock issuable upon exercise of any NBC Warrant, (v) the Series D Stock issuable upon exercise of the GE Capital Warrant, (vi) the Conversion Stock, (vii) securities offered pursuant to a registration statement filed under the Securities Act, as hereinafter defined,
(viii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (ix) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement unanimously approved by the board of directors of the Company, (x) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology, which issuances are approved by the board of directors of the Company (xi) all shares of Common Stock or other securities hereafter issued pursuant to warrants, rights or options, provided that (A) the rights of first refusal established hereby applied to the initial sale or grant by the Company of such warrants, rights or options or (B) such warrants, options or rights were issued before the date hereof, and (xii) up to an aggregate of 250,000 shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the Board of Directors of the Company.

                  (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Series B, Series C and Series D Investors written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same. The Series B, Series C and Series D Investors shall have until the date of closing of the issuance of the New Securities (the "New Securities Closing Date"), which date shall not be less than thirty (30) days from the date of the Notice, to purchase their pro rata share (as described above) of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company on the New Securities Closing Date. Each Series B, Series C and Series D Investor that agrees to purchase more than its pro rata share may purchase that number of securities for which the Series B, Series C and Series D Investors are entitled to subscribe but for which such Series B, Series C and Series D Investors have not subscribed ("Available Securities"), up to such oversubscribing Series B, Series C and Series D Investor's pro rata share of such Available Securities, determined by allocating among such oversubscribing Series B, Series C and Series D Investors in proportion to their relative holdings of equity interests in the Company (as determined in calculating pro rata shares) provided that no such Series B, Series C and Series D Investor shall be allocated more than the number of securities which such Series B, Series C and Series D Investor agreed to purchase.

                  (d) The right of first refusal granted under this Section 3.1 shall expire upon:

                        (i) The IPO Closing Date.

                        (ii) For each Series B, Series C and Series D Investor, the date on which such Series B, Series C and Series D Investor no longer holds a minimum of 250,000 of the Shares or of the Conversion Stock issued upon conversion thereof or the number of Shares of Common Stock and Series B, Series C and Series D Stock originally purchased by such Series B, Series C and Series D Investor, whichever is less.

            3.2 Assignment of Rights. The right of first refusal granted under this Section is assignable by any Series B Investor, Series C Investor or Series D Investor to any transferee of a minimum of 50,000 Shares or 50,000 shares of Conversion Stock or to any transferee who is a general or limited partner or limited liability company member or affiliate of such Series B Investor, Series C Investor or Series D Investor, or a limited partnership or investment fund under common management and control with such Series B Investor, Series C Investor or Series D Investor.

      4. Right of First Refusal.

            4.1 Proposed Voluntary Transfer of Securities.

                  (a) Subject to the provisions of this Agreement, whenever any Investor has received an offer from a third party (other than in connection with transfers in compliance with clauses (i) and (ii) of the first parenthetical of
Section 2.3 of this Agreement whether with or without consideration or in connection with an initial public offering, merger or acquisition involving the Company) (the "Third Party Offeror") to buy for cash (a "Third Party Offer") all or any portion of its Shares (the "Offered Securities") and such investor desires to accept the Third Party Offer, such Investor (the "Selling Investor") shall make an offer (the "Right of First Refusal") to sell the Offered Securities to the other Investors in accordance with the provisions and procedures set forth below. Such Right of First Refusal shall be effected upon the same terms and conditions as the Third Party Offer.

                  (b) The Selling Investor shall send written notice of the Right of First Refusal (the "Notice") to the other Investors and the Company, which shall state the number of shares constituting the Offered Securities and the proposed purchase price per share thereof (the "Third Party Offer Price"). The Notice shall also state the material terms and conditions of the Third Party Offer.

                  (c) The Investors (other than the Selling Investor) shall have the right;

                        (i) to purchase all (but not less than all) of the Offered Securities at a purchase price equal to the Third Party Offer Price and upon the terms and conditions of the Third Party Offer; or

                        (ii)  to elect not to exercise the Right of First
Refusal.

                  (d) The Right of First Refusal shall be exercisable by written notice to the Selling Investor with a copy to the Company given within fifteen
(15) days after receipt of the Notice described in subsection (b) above the ("Notice Period"). A failure to give such notice within the Notice Period shall be regarded as a rejection of the Right of First Refusal.

                  (e) Notwithstanding anything to the contrary in this Section
4.1 hereto, Intel Corporation agrees that whenever it receives a Third Party Offer from a Third Party Offeror to purchase all or any portion of its Series C Stock or Series D Stock, Intel will first negotiate in good faith to sell its Series C Stock or Series D Stock to the Company for a period of not less than 30 days before selling its Series C Stock or Series D Stock to any Third Party Offeror. Upon completion of such 30 day period, Intel shall be free to sell its shares without any contractual right of first refusal whatsoever and free of any Right of First Refusal as set forth in this Section 4.1 for a period of no longer than 180 days. This Section 4.1(e) shall apply to Intel's Right of First Refusal and with respect to Intel shall supersede Section 4.1(a)-(d) above.

                  (f) Notwithstanding anything to the contrary in this Section
4.1 hereto, SOFTBANK Ventures, Inc. ("Softbank") and its assignees shall have the right to assign (by sale or otherwise) any and all shares of Series C or Series D Stock to any affiliated entity, including any affiliated corporation, partnership, limited liability company or investment fund.

                  (g) Notwithstanding anything to the contrary in this Section
4.1 hereto, each Series D Investor and its assignees shall have the right to assign (by sale or otherwise) any and all shares of Series D Stock held by such Series D Investor or assignee to any affiliated entity, including any affiliated corporation, partnership, limited liability company or investment fund.

            4.2 Sale to Other Investors. The closing of the purchase of Offered Securities subscribed to by any Investors under subsection (4.1) above shall be held at the principal office of the Company at 11:00 a.m. local time on the 30th day after the date on which the Notice Period shall have expired or at such other time and places as the parties to the transaction may agree. At such closing, the Selling Investor shall deliver certificates representing the Offered Securities, duly endorsed, and such Offered Securities shall be free and clear of any liens, claims, options, charges, encumbrances or rights (other than those arising hereunder) and the Selling Investor shall so represent and warrant, and shall further represent and warrant that is the beneficial and record owner of such Offered Securities. An Investor purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

            4.3 Sale to Third Party Offeror. Unless the other Investors elect to purchase all of the Offered Securities under subsection (4.1), the Selling Investor may sell the Offered Securities to the Third Party Offeror on the terms and conditions of the Third Party Offer; provided, however, that such sale is bona fide and the closing occurs within ninety (90) days of the expiration of the Notice Period. If such sale is not consummated within such 90-day period, the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter without again offering the same to the other Investors in accordance with this Agreement.

            4.4 Termination. The right of First Refusal set forth in this
Section 4 shall terminate automatically at the IPO Closing Date.

      5. NBC Preferential Right.

                  (a) In any private or public financing or transaction in which the Company repurchases its equity held by third party shareholders after the date hereof, NBC

Multimedia, Inc. ("NBC") shall have the right to purchase, at market rates established in the relevant financing or at the relevant purchase price established in such transaction, preferred or common equity of the Company that is involved in such transaction until such time as NBC has actually purchased a number equal to 10% of the aggregate shares of capital stock the Company on a fully diluted basis as of the completion of the Series D financing shares of the Company, which shares shall be over and above (i) the shares of Series D Stock issued and sold to NBC on the date hereof and (ii) the shares of Series D Stock and/or Conversion Stock issuable to NBC upon exercise and/or conversion of the NBC Warrants. The Company will provide the exact number of shares specified in this Section 5(a) within ninety (90) days after the Closing Date.

                  (b) The rights granted under this Section 5 shall rank in priority to the right of first refusal provided to certain other parties pursuant to Section 3.1 hereof, and the rights of such other parties thereto may be exercised (i) with respect to any New Securities, only after NBC has declined to purchase such New Securities under this Section 5 or (ii) following termination of the rights granted under this Section 5.

                  (c) The rights granted under this Section 5 shall expire upon the date upon which NBC has actually purchased that number of shares of the Company specified in Section 5(a) above over and above (i) the shares of Series D Stock issued and sold to NBC on the date hereof and (ii) the shares of Series D Stock and/or Conversion Stock issuable to NBC upon exercise and/or conversion of the NBC Warrants.

                  (d) The rights granted under this Section 5 are assignable by NBC to any transferee of a minimum of 250,000 Shares or 250,000 shares of Conversion Stock or to any affiliated entity, including any affiliated corporation, partnership, limited liability company or investment fund.

      6. Further Agreements. The parties hereto hereby agree as follows:

                  (a) The rights and obligations of the Compensation Committee and Finance Committee of the Company's Board of Directors and the Chairman of each such committee shall be transferred to the full Board of Directors.

                  (b) Any increase or change in the compensation at any employee or officer of the Company who is also a director of the Company shall be unanimously approved by members of the Board of Directors who are not also employees or officers of the Company.

                  (c) All parties agree to take any and all legal actions, including voting their shares in such a manner as to give effect to the provisions of this Agreement.

      7. Board and Voting Agreements.

            7.1 Board of Directors Nominee. Until such time as the IPO Closing Date, as long as:

                  (a) Lee Entertainment L.L.C. or any of its affiliates ("Lee") own at least twenty-five percent (25%) of the originally purchased shares of Series C Stock or Common Stock, each investor who holds Series C Stock agrees to vote all shares of Series C Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of the representative of Lee to serve as a nominee of the Series C Stock to the Company's Board of Directors.

                  (b) As long as Intel Corporation ("Intel") owns at least seventy-five percent (75%) of the originally purchased shares of Series C Stock or Series D Stock or Common Stock, each investor who holds Series C Stock agrees to vote all shares of Series C Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of the representative of Intel to serve as a nominee of the Series C Stock to the Company's Board of Directors. As an alternative to Section 6.1(b), Intel shall, solely at its option, have the right to appoint a person to attend all board meetings as an observer on Intel's behalf. In the event that Intel elects to appoint an observer rather than a director there shall remain a vacancy on the Board to be filled only by Intel at such time as it chooses to appoint a director.

                  (c) As long as SOFTBANK owns at least seventy-five percent (75%) of the originally purchased shares of Series C Stock or Common Stock, SOFTBANK shall have the right to appoint a person to attend all board meetings as an observer on its behalf.

                  (d) As long as Island or an affiliate of Island (collectively, "Island Entities") owns at least seventy-five percent (75%) of the shares of Series C Stock originally purchased by Island, or has the power to vote or dispose of, or to direct the vote or disposition of such shares, each Investor who or which holds Series C Stock agrees to vote all shares of Series C Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of the representative of Island Entities to serve as a director of the Company elected by the holders of the Series C Stock. The director representative of the Island Entities shall be Lawrence Mestel, Christopher Blackwell or such other nominee of the Island Entities who is approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld.

                  (e) As long as GE Capital owns, has the power to vote or dispose of, or has the power to direct the vote or disposition of, at least seventy-five percent (75%) of the shares of Series D Stock originally purchased by GE Capital, (i) GE Capital shall have the right to appoint a person to attend all board meetings as an observer on its behalf and (ii) upon distribution to the members of the board of directors, the Company shall deliver to GE Capital a copy of all written materials and information so distributed in advance of, or at, each board meeting.

                  (f) As long as Avalon Technology LLC or an affiliate of Avalon Technology LLC owns at least seventy-five percent (75%) of the shares of Series D Stock originally purchased by Avalon Technology LLC, or has the power to vote or dispose of or to direct the vote or disposition of such shares, each Investor who or which holds Series D Stock agrees to vote all shares of Series D Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of the representative of Avalon Technology LLC to serve as a director of the Company elected by the holders of the Series D Stock. The director representative of Avalon Technology LLC shall be Richard D. Snyder or such other nominee who is approved by the Board of Director of the Company, which approval shall not be unreasonably withheld.

                  (g) Upon (i) the exercise by GE Capital of the GE Capital Warrant, (ii) the exercise by NBC of the NBC Warrant and (iii) if on the date of such exercise GE Capital or an affiliate of GE Capital owns at least seventy-five percent (75%) of the shares of Series D Stock originally purchased by GE Capital, each Investor who or which holds Series B, Series C and/or Series D Stock agrees to vote all shares of Series B, Series C and Series D Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of (i) the removal of any director elected by the holders of the Series B, Series C and Series D Stock, voting as a separate class, pursuant to the Company's Second Amended and Restated Certificate of Incorporation, who has not been nominated by GE Capital and (ii) the election of the nominee of GE Capital to serve as a director of the Company elected by the holders of Series B, Series C and Series D Stock. The director representative of GE Capital shall be approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld.

            7.2 Series B, Series C and Series D Board Seat. With respect to
Section 4(b) in the Company's Second Amended and Restated Certificate of Incorporation, regarding the director elected to the Company's Board of Directors by mutual agreement between a majority of the holders of the outstanding shares of Series B Stock, a majority of the holders of the outstanding shares of Series C Stock and a majority of the holders of the outstanding shares of Series D Stock, each voting as a separate class except as set forth in Section 7.1(g) above, should the majority of the holders of such Series B, Series C and Series D Stock be unable to mutually agree upon such a director, such Board membership shall remain vacant until such time as a majority of the holders of the outstanding shares of Series B, Series C and Series D Stock each voting as a separate class shall mutually agree upon such a director. Such Board member shall be elected annually and shall serve a one-year term expiring upon the occurrence of the next annual shareholder meeting of the Company.

            7.3 Series B and Series C Investors Voting Arrangement. Lee and The Phoenix Partners II Limited Partnership, The Phoenix Partners III Limited Partnership and The Phoenix Partners IV Limited Partnership (collectively "Phoenix") hereby agree as follows:

                  (a) Not to vote any shares of Series A, Series B or Series C Stock held by such parties in order to (i) block a liquidation of the Company in which proceeds from such transaction equal or exceed $2.85 per share or (ii) to block any merger, sale, acquisition or otherwise of the Company in which proceeds from such transaction equal or exceed $2.85 per share of the Company's Series C Stock (adjusted for stock splits, recapitalizations and the like).

                  (b) Lee and Phoenix also agree not to vote any shares of Series A, Series B or Series C Stock held by such parties in order to block any financing for the Company in pari passu preferred or senior preferred stock (which preference will be limited to the dollar amount of investment) up to an amount of $2 million.

                  (c) Lee and Phoenix acknowledge thereby that by the voting arrangements set forth in this Section 6, each has waived, in the circumstances set forth in this Section, their respective protective rights to block certain transactions as granted to holders of the Series B and Series C Stock as set forth in the Company's Second Amended and Restated Certificate of Incorporation.

            7.4 Side Letter. The signatories hereto are aware of the terms, conditions and existence of the three Side Letter Agreements dated March 5, 1996, February 27, 1998 and February 27, 1998, respectively by and between Intel and the Company and of the Side Letter Agreement dated July 12, 1996 by and between Island Trading Co., Inc. and the Company.

      8. Miscellaneous.

            8.1 Waivers and Amendments. The obligations of the Company and the rights of the Investors and holders of Shares and Conversion Stock under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only with the written consent of the Company and the Investors holding more than eighty percent (80%) of the Shares and Conversion Stock, and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Shares and Conversion Stock, the Investors holding which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Shares and Conversion Stock and no such waiver or supplemental agreement shall adversely affect any Series of Series A, Series B, Series C or Series D Stock in a manner different than any other Series of such stock without the approval of eight percent (80%) of the holders of the outstanding voting shares of such series provided, further, that no such waiver or supplemental agreement shall adversely affect the rights of any NBC Warrant, the GE Capital Warrant, the Series D Stock issuable upon exercise of any NBC Warrant, the Series D Stock issuable upon exercise of the GE Capital Warrant or any shares of Series D Stock issued pursuant to the Series D Agreement in a manner different from any other holder of Series D Stock without the prior written consent of the holder of such NBC Warrant, GE Capital Warrant or Series D Stock. Notwithstanding the foregoing, no such supplemental agreement, amendment, waiver or other instrument effected in accordance with this Section 8.1 shall increase the obligations of any Investor or holder of Shares or Conversion Stock unless such Investor or holder shall have consented thereto in writing. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Shares and Conversion Stock who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. In addition, notwithstanding this Section 8.1, there shall be no change to any provision of this Agreement which grants rights or benefits to a particular Investor without the prior written consent of such Investor.

            8.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            8.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            8.5 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor or Holder, at such address as such Investor or Holder shall have furnished the Company in writing or (b) if to the Company, at such address as the Company shall have furnished to the Investors and Holders in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

            8.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            8.8 Nominees. Securities registered in the name of a nominee for an Investor or Holder shall, for purposes of this Agreement, be treated as being owned by such Investor or Holder.

                  Remainder of Page Intentionally Left Blank

      The foregoing Second Amended and Restated Investors Rights Agreement is hereby executed as of the date first above written.

                                      COMPANY:

                                      2WAY MEDIA, INC.

                                      By:     /s/ Robert D. Roback
                                             -----------------------------------
                                      Title:  President
                                             -----------------------------------

                                      PRIOR INVESTORS:

                                      THE PHOENIX PARTNERS II
                                      LIMITED PARTNERSHIP

                                            By the Phoenix Management
                                            Partners II, its General Partner

                                      By:     /s/ David B. Johnston
                                             -----------------------------------
                                             David B. Johnston,
                                             General Partner

                                      THE PHOENIX PARTNERS III
                                      LIMITED PARTNERSHIP

                                            By the Phoenix Management
                                            Partners III, its General Partner

                                      By:     /s/ David B. Johnston
                                             -----------------------------------
                                             David B. Johnston,
                                             General Partner

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT
                            DATED FEBRUARY 27, 1998



                                      THE PHOENIX PARTNERS IV
                                      LIMITED PARTNERSHIP

                                            By the Phoenix Management
                                            IV, L.L.C. its General Partner


                                      By:     /s/ David B. Johnston
                                             -----------------------------------
                                             David B. Johnston,
                                             Member


                                      INTEL CORPORATION

                                      By:     /s/ Arvind Sodhani
                                             -----------------------------------
                                      Title:  Vice President and Treasurer
                                             -----------------------------------
                                      Signature:
                                                 -------------------------------


                                      LEE ENTERTAINMENT L.L.C.

                                      By:     Mie Kyung Lee
                                             -----------------------------------
                                      Title:  Executive Director
                                             -----------------------------------
                                      Signature:  /s/  Mie Kyung Lee
                                                 -------------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT
                            DATED FEBRUARY 27, 1998


                                      ISLAND TRADING CO, INC.

                                      By:     Lawrence Mestel
                                             -----------------------------------
                                      Title:  Chief Operating Officer
                                             -----------------------------------
                                      Signature:  /s/ Lawrence Mestel
                                                 -------------------------------


                                      SOFTBANK VENTURES INC.

                                      By:     Yoshitaka Kitao
                                             -----------------------------------
                                      Title:  President and CEO
                                             -----------------------------------
                                      Signature:  /s/ Yoshitaka Kitao
                                                 -------------------------------


                                      NEW INVESTORS:


                                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      By:     Russell W. Howard
                                             -----------------------------------
                                      Title:  Region Operations Manager
                                             -----------------------------------
                                      Signature:  /s/ Russell W. Howard
                                                 -------------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT
                            DATED FEBRUARY 27, 1998


                                      AVALON TECHNOLOGY LLC

                                      By:     Richard D. Snyder
                                             -----------------------------------
                                      Title:  President
                                             -----------------------------------
                                      Signature:  /s/ Richard D. Snyder
                                                 -------------------------------


                                      NBC MULTIMEDIA, INC.

                                      By:     Edmond Santos
                                             -----------------------------------
                                      Title:  Vice President
                                             -----------------------------------
                                      Signature:  /s/ Edmond Santos
                                                 -------------------------------


                                      GATEWAY 2000, INC.

                                      By:     N/A
                                             -----------------------------------
                                      Title:
                                             -----------------------------------
                                      Signature:
                                                 -------------------------------

                           COUNTERPART SIGNATURE PAGE
                                     TO THE
                                2WAY MEDIA, INC.
                           SECOND AMENDED AND RESTATED
                           INVESTORS RIGHTS AGREEMENT
                            DATED FEBRUARY 27, 1998


                                      DIGITAL VENTURES LIMITED


                                      By:     Grange Trustees Limited
                                             ----------------------------------
                                      Title:  Secretary
                                             ----------------------------------
                                      Signature:  For and on behalf of Grange
                                                  Trustees Limited, Authorized
                                                  Signatory


                                      ALLEN & COMPANY INCORPORATED


                                      By:     Stanley S. Shuman
                                             ----------------------------------
                                      Title:  Executive Vice President
                                             ----------------------------------
                                      Signature:  /s/ Stanley S. Shuman
                                                 ------------------------------


                                      FOUNDING SHAREHOLDERS:

                                       /s/ David Goldberg
                                      -----------------------------------------
                                      David Goldberg

                                       /s/ Robert Roback
                                      -----------------------------------------
                                      Robert Roback

                                 AMENDMENT NO. 1
            TO SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

      This Amendment No. 1 dated May 29, 1998 (the "Rights Agreement Amendment") to Second Amended and Restated Investors Rights Agreement dated February 27, 1998 (the "Rights Agreement"), is entered into by and among Launch Media, Inc., a Delaware corporation (the "Company"), the undersigned holders of Series A, Series B, Series C and Series D Stock of the Company (the "Prior Investors"), Allen & Company Incorporated as a holder of a warrant to purchase the Company's Common Stock and Goran Enterprises Limited as a new investor of Series D Stock (hereinafter the "New Investor"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Rights Agreement.

                                    RECITALS

      A. The Company and the holders of Series D Stock have previously entered into the Series D Securities Purchase Agreement dated February 27, 1998.

      B. The Company, the Prior Investors and Allen & Company Incorporated have previously entered into the Rights Agreement.

      C. Concurrent herewith, the Company, holders of the Company's Series D Stock and the New Investor are entering into an Amendment No. 1 to the Series D Securities Purchase Agreement (the "Amendment") to provide for among other things, the issuance and sale of up to 2,287,582 shares of Series D Stock to the New Investor in an Additional Closing (as defined in the Amendment).

      D. The Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement in the form hereof.

      E. It is intended that by its signatures hereto the New Investor becomes a party to the Rights Agreement, as amended by this Agreement, effective as of the date upon which it purchases shares of Series D Stock and be included in the definition of "Investors" as that term is defined in the Rights Agreement.

      NOW, THEREFORE, IT IS AGREED between the parties as follows:

      A new Section 7.1(h) in the form set forth below is hereby added to the Rights Agreement as follows:

            "(h) As long as Goran Enterprises Limited or an affiliate of Goran Enterprises Limited in the aggregate owns at least seventy-five percent (75%) of the shares of Series D Stock originally purchased by Goran Enterprises Limited, or has the power to vote or dispose of or to direct the vote or disposition of such shares, each Investor who or which holds Series D Stock agrees to vote all shares of Series D Stock held by such Investor by written consent or a duly held meeting of stockholders in favor of the representative of Goran Enterprises Limited to serve as a director of the Company elected by the holders of the Series D Stock. The director representative of Goran Enterprises Limited shall be Thomas Hoegh or such other nominee who is approved by the Board of Directors of the Company, which approval shall not be unreasonably withheld."

7. By its signature hereto, the New Investor becomes a party to the Rights Agreement, as amended by this Agreement, and are included for all purposes in the definition of Investors as that term is defined in the Rights Agreement.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced above.

                                         "COMPANY"
                                         LAUNCH MEDIA, INC.

                                         By:    /s/ Robert D. Roback
                                                --------------------------------
                                         Name:  Robert D. Roback
                                                --------------------------------
                                         Title:     President
                                                --------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                            DATED AS OF MAY 29, 1998


"PRIOR INVESTOR"

THE PHOENIX PARTNERS II LIMITED PARTNERSHIP

By:   By the Phoenix Management Partners II

Its:  General Partner

By:   /s/ David B. Johnston
      -------------------------------------
      David B. Johnston
      General Partner


"PRIOR INVESTOR"

THE PHOENIX PARTNERS III LIMITED PARTNERSHIP

By:   The Phoenix Management Partners III

Its:  General Partner

By:   /s/ David B. Johnston
      -------------------------------------
      David B. Johnston
      General Partner


"PRIOR INVESTOR"

THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP

By:   The Phoenix Management IV, L.L.C.

Its:  General Partner

By:   /s/ David B. Johnston
      -------------------------------------
      David B. Johnston
      Member

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                            DATED AS OF MAY 29, 1998


"PRIOR INVESTOR"

INTEL CORPORATION


By:   /s/ Arvind Sodhani
      -------------------------------------
Title: Vice President and Treasurer
      -------------------------------------


"PRIOR INVESTOR"

LEE ENTERTAINMENT L.L.C.

By:   [Illegible]
      -------------------------------------
Title: President
      -------------------------------------


"PRIOR INVESTOR"

SOFTBANK VENTURES INC.

By:    /s/ Yoshitaka Kitao
       ------------------------------------
Name:  Yoshitaka Kitao
       ------------------------------------
Title: President and CEO
       ------------------------------------

"PRIOR INVESTOR"

ISLAND TRADING CO., INC.

By:    /s/ Lawrence Mestel
       ------------------------------------
Name:  Lawrence Mestel
       ------------------------------------
Title: COO
       ------------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                            DATED AS OF MAY 29, 1998


"PRIOR INVESTOR"

GENERAL ELECTRIC CAPITAL CORPORATION

By:    /s/ Russell W. Howard
       ------------------------------------
Name:  Russell W. Howard
       ------------------------------------
Title: Region Operations Manager
       ------------------------------------


"PRIOR INVESTOR"

NBC MULTIMEDIA, INC.

By:    /s/ C. Glowacki
       ------------------------------------
Name:  C. Glowacki
       ------------------------------------
Title: Vice President
       ------------------------------------


"PRIOR INVESTOR"

AVALON TECHNOLOGY LLC

By:    /s/ Richard D. Snyder
       ------------------------------------
Name:  Richard D. Snyder
       ------------------------------------
Title: Avalon Ventures LLC
       ------------------------------------

                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                            DATED AS OF MAY 29, 1998

"PRIOR INVESTOR"

ALLEN  & COMPANY INCORPORATED

By:    /s/ Stanley S. Shuman
       ------------------------------------
Name:  Stanley S. Shuman
       ------------------------------------
Title: Exec. V.P.
       ------------------------------------


"PRIOR INVESTOR"

DIGITAL VENTURES LIMITED

By:    For and on behalf of
       Grange Trustees Limited,
       Authorized Signatory
       ------------------------------------
Name:  Grange Trustees Limited
       ------------------------------------
Title: Secretary
       ------------------------------------


"NEW INVESTOR"

GORAN ENTERPRISES LIMITED

By:    For and on behalf of
       Grange Trustees Limited,
       Authorized Signatory
       ------------------------------------
Name:  Grange Trustees Limited
       ------------------------------------
Title: Secretary
       ------------------------------------